                                                                  EXHIBIT 23.1.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated July 31, 1998 on the financial statements of Lakes (a division of Grand Casinos, Inc.) as of December 28, 1997 and December 29, 1996 and for each of the three years in the period ended December 28, 1997, included in or made part of
this Form S-4 Registration Statement (Registration No.        ).


                                          ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
October 13, 1998